Agreement no.: GEE23-001 Certain identified information marked with “[[***]]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. TERMINATION AGREEMENT REGARDING [***] PROJECT TERMINATION AGREEMENT, dated as of 20, March, 2023 (this “Agreement”), between Polestar Performance AB, registration number 556653-3096, a limited liability company incorporated under the laws of Sweden (“PPAB”), and Polestar Automotive China Distribution Co., Ltd., Reg. No. 91510112MA6D05KT88, a corporation organized and existing under the laws of People’s Republic of China (“PACD”). and Wuxi InfiMotion Propulsion Technology Co., Ltd. 无锡星驱动力科技有限公司, registration number 91320206MA7G6F9X54, a limited liability company organised under the laws of the People’s Republic of China (“InfiMotion”). PPAB and InfiMotion are hereinafter individually referred to as “Party” and jointly as “Parties”. Unless otherwise defined in this Agreement, the capitalized terms used herein shall have the meaning given to such terms in the [***] Agreement (as defined below). RECITALS WHEREAS, the Parties hereto are parties to the Service Agreement-[***] Development Service (Agreement Number GEE21-003, the “Service Agreement”) effective upon 24, November, 2021, as amended by the Assignment and Transfer Agreement (Agreement Number GEE22-003) as of 12, July, 2022 (collectively the “[***] Agreement”); and WHEREAS, InfiMotion has made a lot of preparation work and investment outside the [***] Agreement for the mass production of the [***] project (the “Mass Production Preparation”) before getting the termination notice dated 17, March, 2022 from PPAB; and WHEREAS, the Parties hereto have mutually agreed to terminate the [***] project, including the termination of [***] Agreement and the settlement of Mass Production Preparation under the terms and conditions as set forth hereunder. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, PPAB and InfiMotion hereby agree as follows: Agreement no.: GEE23-001 1. TERMINATION The Parties hereby agree as follows that (i) as of the date on which InfiMotion fully receives the compensation from PPAB in accordance with Article 3 hereof (the “Termination Date”), the [***] Agreement shall stand terminated and thereafter it shall have no future force or effect. Notwithstanding any provision of the [***] Agreement to the contrary, neither Party shall have any further obligations thereunder or with respect thereto, except as specifically set forth herein. (ii) as of Termination Date, Mass Production Preparation shall be terminated, neither Party shall have any further obligations thereunder or with respect thereto, except as specifically set forth herein. (iii) The ownership of Intellectual Property should be complied with the Service Agreement, [***] Development Services Appendix 4 Technology categories and GPRI background IP. For the sake of clarity, PPAB shall: a) remain to be the exclusive owner of all Results (including all of those specified under Section 3.2 of Appendix 4 of the Service Agreement) according to Section 5.2 (Ownership of Results) of Appendix 2 of the Service Agreement; and b) continue to be granted the license of GPRI Background IP according to Section 5.3 (License Grant) of Appendix 2 of the Service Agreement, both of which shall, in addition to those specified under Section 2 below, survive the termination of the [***] Agreement. 2. EFFECT OF TERMINATION 2.1 Effective as of the Termination Date, none of PPAB (or its Affiliates, directors, officers, employees, agents or other representatives), on the one hand, nor the InfiMotion (or its Affiliates or its directors, officers, employees, agents or other representatives), on the other hand, shall have any liability or obligation to each other about Mass Production Preparation or any other liabilities or obligations under the [***] Agreement, except that the provisions of, and any liability or obligation contemplated under, Section 13 (Confidentiality), Section 16 (Governing Law), Section 17 (Dispute Resolution, excluding Sub-section 17.2.2) of Appendix 2 of the Service Agreement shall continue in full force and effect in accordance with the terms of the Service Agreement. 2.2 Each Party shall, upon execution of this Agreement and full payment or receipt (as the case may be) of the amount of the compensation hereof, irrevocably withdraw and waive any and all rights, claims and compensations, accrued or contingent, actual or potential, against the Party in connection with the [***] Agreement, unless otherwise specified in this Agreement. Agreement no.: GEE23-001 3. COMPENSATION AND PAYMENT FOR TERMINATION AND SETTLEMENT 3.1 The amount of the compensation for [***] Agreement and Mass Production Preparation is stated as follows and shall be paid in RMB by PPAB (or any of its designated affiliate including Polestar Automotive China Distribution Co., Ltd.) to InfiMotion no later than 1st, May, 2023. 3.1.1 PPAB (or any of its designated affiliate) shall fully release the corresponding PO(s) to InfiMotion in due course by no later than 1st , April, 2023 and Infimotion shall without delay release drawings and other technical information as set forth in section 3.4.1 below to PPAB thereafter. 3.1.2 InfiMotion will send invoice(s) according to the PO(s). The amount of compensation hereunder shall constitute the sole and only payment and remedy available to InfiMotion in connection with this Agreement, the [***] Agreement and the termination thereof. If the invoices are delayed to be delivered to PPAB (or any of its designated affiliate), the timeline for the relevant payment obligation should be prolonged accordingly without incurring any liability on either Party. 3.1.3 Payment term: Within [***] days of the invoice date, but in any event no later than [***]. [***] 3.2 PPAB and PACD (as the case may be) shall bear the VAT, surtaxes and the withholding tax. 3.3 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be [***]. 3.4 [***] Development Service Sub- Suppliers cost Sheet 3.4.1 The ownership of the physical tooling related to the items in Table 1 shall be transferred to PACD. Agreement no.: GEE23-001 Table 1 [***] 3.5 Delivery of data 3.5.1 Infimotion shall deliver [***] to PPAB in the format and to the developed technology relating to the 160 parts as set out in Appendix 1.

Agreement no.: GEE23-001 4. DUE AUTHORIZATION 4.1 Each Party hereto hereby represents and warrants that the signature to this Agreement has been duly authorized by all necessary corporate action on its part and that the officer executing this Agreement on its behalf has the authority to execute the same and to bind it to the terms and conditions of this Agreement. 5. NOTICES 5.1 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. All such notices, demands, requests and other communications shall be addressed to the address, and with the attention, as set forth below, or to such other address, number or email address as a Party may designate. To Polestar Performance AB and/or Polestar Automotive China Distribution Co., Ltd.: Address: Assar Gabrielssons väg 9 405 31 Göteborg, Sweden Attention: [***] Email: [***] Agreement no.: GEE23-001 With a copy not constituting notice to: Polestar Performance AB Legal Department Assar Gabrielssons Väg 9 SE-405 31 Gothenburg, SWEDEN To Wuxi InfiMotion Propulsion Technology Co., Ltd.: Address: No. 99,Beihui Road, Huishan Industrial transformation agglomeration area, Wuxi, China Attention: [***] Email: [***] 6. SUCCESSORS & ASSIGNS 6.1 This Agreement is binding upon each Party, and shall inure to the benefit of each Party to this Agreement and their respective officers, directors, employees, agents, subsidiaries, parent corporations, affiliated companies, successors, assigns, agents, heirs, and personal representatives. 7. ENTIRE AGREEMENT 7.1 This Agreement constitutes the entire agreement between the Parties hereto as to the termination of the [***] Agreement and the settlement of Mass Production Preparation, and supersedes all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof. Any amendment or modification to this Agreement shall be effective only if in writing and signed by each Party hereto. 8. SEVERABILITY 8.1 In the event that any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any Party. In such event, the Parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which substitute clause shall most nearly approximate the intent of the Parties in agreeing to such invalid provision, without itself being invalid. Agreement no.: GEE23-001 9. COUNTERPARTS 9.1 This Agreement may be executed in multiple counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which shall together constitute one and the same instrument. 10. CONFIDENTIALITY, GOVERNING LAW AND ARBITRATION 10. Section 13 (Confidentiality), Section 16 (Governing Law) and Section 17 (Dispute Resolution, excluding Sub-section 17.2.2) of Appendix 2 of the Service Agreement shall be deemed as restated herein and be applicable to this Agreement. ______________________________ [SIGNATURE PAGE FOLLOWS] Agreement no.: GEE23-001 This Agreement has been signed in four (4) originals, one (1) to PPAB, one (1) to PACD and two (2) to InfiMotion. POLESTAR PERFORMANCE AB 无锡星驱动力科技有限公司 WUXI INFIMOTION PROPULSION TECHNOLOGY CO., LTD. By: /s/ Dennis Nobelius By: /s/Xiaozhe Lin Printed Name: Dennis Nobelius Printed Name: Xiaozhe Lin Title: COO Title: CEO Date: 4/4 2023 Date: 06/05/2023 By: /s/ Anna Rudensjö By: Printed Name: Anna Rudensjö Printed Name: Title: General Counsel Title: Date: 13/4 2023 Date: POLESTAR AUTOMOTIVE CHINA DISTRIBUTION CO., LTD By: /s/ Feng Dan By: Printed Name: Feng Dan Printed Name: Title: CEO China Title: Date: 08/05/2023 Date:

Agreement no.: GEE23-001 Appendix 1 [***]